Exhibit 99.1

EPR Properties Reports First Quarter 2022 Results
Raises 2022 Earnings Guidance

Kansas City, MO, May 4, 2022 -- EPR Properties (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2022 (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2022	2021
Total revenue	$157,472	$111,765
Net income (loss) available to common shareholders	36,159	(2,654)
Net income (loss) available to common shareholders per diluted common share	0.48	(0.04)
Funds From Operations as adjusted (FFOAA) (1)	83,213	35,605
FFOAA per diluted common share (1)	1.10	0.48
Adjusted Funds From Operations (AFFO) (1)	87,845	38,926
AFFO per diluted common share (1)	1.16	0.52

(1) A non-GAAP financial measure

First Quarter Company Headlines
•Raises Earnings Guidance and Confirms Investment Spending Guidance for 2022 - The Company is raising FFOAA per diluted common share guidance for 2022 from a range of $4.30 to $4.50 to a range of $4.39 to $4.55 and confirming investment spending guidance of a range of $500.0 million to $700.0 million.
•Executing on Investment Pipeline - The Company's investment spending during the first quarter and subsequent to quarter-end through May 4, 2022 totaled $90.5 million and consisted of experiential acquisitions, development and redevelopment projects. In addition, the Company continues to execute on its significant investment pipeline and anticipates capital deployment will accelerate into the second half of the year.
•Rating Agency Upgrade - During March 2022, Fitch Ratings ("Fitch") issued an investment grade rating on both the Company and its unsecured debt with a stable outlook.
•Strong Liquidity Position – In addition to regular quarterly collections, during the first quarter, the Company collected $10.2 million of deferred rent and interest from accrual basis customers that reduced receivables and $1.6 million of deferred rent and interest from cash basis customers that was booked as additional revenue. As of March 31, 2022, the Company had cash on hand of $323.8 million and no borrowings on its $1.0 billion unsecured revolving credit facility.

CEO Comments
"Our ongoing portfolio recovery is evident in our first quarter results and increased earnings outlook, supported by healthy tenant performance. We have restarted our investment program, utilizing our relationships to source attractive acquisition, development and redevelopment projects across our targeted experiential categories,” stated Greg Silvers, President and CEO of EPR Properties. “Our pipeline is ramping meaningfully, and we continue to expect the pace of investment to accelerate into the back half of the year. Furthermore, we have maintained strong liquidity and financial flexibility to execute on this pipeline, and we are pleased that Fitch recognized our stabilization and disciplined leverage with investment grade ratings."

Investment Update
The Company's investment spending during the three months ended March 31, 2022 totaled $24.4 million, and included spending on experiential build-to-suit development, redevelopment projects and the acquisition of a fitness and wellness property. Additional investment spending subsequent to the end of the quarter through May 4, 2022 totaled $66.1 million (bringing the year-to-date total investment spending to $90.5 million), and consisted of spending on experiential build-to-suit development, redevelopment projects and the acquisition of an 85% interest in an experiential lodging property.

Since restarting its investment spending, the Company has been making significant progress on definitive agreements for acquisition, development and redevelopment projects. With increasing visibility and a meaningfully expanding investment pipeline, the Company is confirming its investment spending guidance for 2022 of a range of $500.0 million to $700.0 million.

Rating Agency Upgrade
During March of 2022, Fitch upgraded the Company's corporate and unsecured debt ratings to 'BBB-' from 'BB+' with a stable outlook. The investment grade rating on the Company's unsecured debt adds to its current investment grade ratings on unsecured debt from both S&P Global Ratings and Moody's Investors Services. These upgrades reflect the Company's commitment to conservative leverage metrics and the recovery in consumer demand for experiential real estate.

Strong Liquidity Position
In addition to regular quarterly collections, during the first quarter, the Company collected $10.2 million of deferred rent and interest from accrual basis customers that reduced receivables and $1.6 million of deferred rent and interest from cash basis customers that was booked as additional revenue. Through March 31, 2022, the Company has collected a total of approximately $91.0 million of rent and interest from customers that had been deferred as a result of the impact of the COVID-19 pandemic.

The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $323.8 million of cash on hand at quarter-end and no borrowings on its $1.0 billion unsecured revolving credit facility.

Portfolio Update
The Company's total investments (a non-GAAP financial measure) were approximately $6.5 billion at March 31, 2022 with Experiential investments totaling $5.9 billion, or 91%, and Education investments totaling $0.6 billion, or 9%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at March 31, 2022:
•175 theatre properties;
•57 eat & play properties (including seven theatres located in entertainment districts);
•18 attraction properties;
•11 ski properties;
•eight experiential lodging properties;
•one gaming property;
•three cultural properties; and
•eight fitness & wellness properties.

As of March 31, 2022, the Company's owned Experiential portfolio consisted of approximately 19.4 million square feet, which was 96% leased and included a total of $10.9 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at March 31, 2022:
•65 early childhood education center properties; and
•nine private school properties.

As of March 31, 2022, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased.

The combined owned portfolio consisted of 20.8 million square feet and was 96.3% leased.

Dividend Information
The Company declared regular monthly cash dividends during the first quarter of 2022 totaling $0.775 per common share. Additionally, the Board declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares.

Guidance
(Dollars in millions, except per share data):

Measure	2022 Guidance
Net income available to common shareholders per diluted common share	$2.09	to	$2.25
FFOAA per diluted common share	$4.39	to	$4.55
Investment spending	$500.0	to	$700.0

The Company is increasing its 2022 guidance for FFOAA per diluted common share to a range of $4.39 to $4.55 from $4.30 to $4.50 and confirming 2022 investment spending guidance of $500.0 million to $700.0 million.

The 2022 guidance for FFOAA per diluted share is based on a FFO per diluted common share range of $4.33 to $4.49 adjusted for transaction costs and gain on insurance recovery. FFO per diluted common share for 2022 is based on a net income available to common shareholders per diluted common share range of $2.09 to $2.25 plus impairment of real estate investments, net of $0.06, estimated real estate depreciation and amortization of $2.13 and allocated share of joint venture depreciation of $0.09, less the impact of Series C and Series E dilution of $0.04 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on May 5, 2022 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 374-5140 and when prompted, provide the passcode 74687040#.

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the first quarter ended March 31, 2022 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income (Loss)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2022	2021
Rental revenue	$139,603	$102,614
Other income	9,305	678
Mortgage and other financing income	8,564	8,473
Total revenue	157,472	111,765
Property operating expense	13,939	15,313
Other expense	8,097	2,552
General and administrative expense	13,224	11,336
Costs associated with loan refinancing or payoff	—	241
Interest expense, net	33,260	39,194
Transaction costs	2,247	548
Credit loss benefit	(306)	(2,762)
Impairment charges	4,351	—
Depreciation and amortization	40,044	40,326
Income before equity in loss from joint ventures and other items	42,616	5,017
Equity in loss from joint ventures	(106)	(1,431)
Gain on sale of real estate	—	201
Income before income taxes	42,510	3,787
Income tax expense	(318)	(407)
Net income	42,192	3,380
Preferred dividend requirements	(6,033)	(6,034)
Net income (loss) available to common shareholders of EPR Properties	$36,159	$(2,654)
Net income (loss) available to common shareholders of EPR Properties per share:
Basic	$0.48	$(0.04)

Diluted	$0.48	$(0.04)
Shares used for computation (in thousands):
Basic	74,843	74,627
Diluted	75,047	74,627

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	March 31, 2022	December 31, 2021
Assets
Real estate investments, net of accumulated depreciation of $1,206,317 and $1,167,734 at March 31, 2022 and December 31, 2021, respectively	$4,738,887	$4,713,091
Land held for development	20,168	20,168
Property under development	10,885	42,362
Operating lease right-of-use assets	177,174	180,808
Mortgage notes and related accrued interest receivable	370,021	370,159
Investment in joint ventures	36,564	36,670
Cash and cash equivalents	323,761	288,822
Restricted cash	2,956	1,079
Accounts receivable	60,704	78,073
Other assets	76,950	69,918
Total assets	$5,818,070	$5,801,150
Liabilities and Equity
Accounts payable and accrued liabilities	$92,999	$73,462
Operating lease liabilities	215,112	218,795
Dividends payable	26,979	24,930
Unearned rents and interest	76,013	61,559
Debt	2,805,853	2,804,365
Total liabilities	3,216,956	3,183,111
Total equity	$2,601,114	$2,618,039
Total liabilities and equity	$5,818,070	$5,801,150

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income (loss) available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense and subtracting gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income (loss) available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months ended March 31, 2022 and 2021 and reconciles such measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2022	2021
FFO:
Net income (loss) available to common shareholders of EPR Properties	$36,159	$(2,654)
Gain on sale of real estate	—	(201)
Impairment of real estate investments, net	4,351	—
Real estate depreciation and amortization	39,827	40,109
Allocated share of joint venture depreciation	1,487	354
FFO available to common shareholders of EPR Properties	$81,824	$37,608

FFO available to common shareholders of EPR Properties	$81,824	$37,608
Add: Preferred dividends for Series C preferred shares	1,938	—
Add: Preferred dividends for Series E preferred shares	1,939	—
Diluted FFO available to common shareholders of EPR Properties	$85,701	$37,608

FFOAA:
FFO available to common shareholders of EPR Properties	$81,824	$37,608
Costs associated with loan refinancing or payoff	—	241
Transaction costs	2,247	548
Credit loss benefit	(306)	(2,762)
Gain on insurance recovery (included in other income)	(552)	(30)
FFOAA available to common shareholders of EPR Properties	$83,213	$35,605

FFOAA available to common shareholders of EPR Properties	$83,213	$35,605
Add: Preferred dividends for Series C preferred shares	1,938	—
Add: Preferred dividends for Series E preferred shares	1,939	—
Diluted FFOAA available to common shareholders of EPR Properties	$87,090	$35,605

AFFO:
FFOAA available to common shareholders of EPR Properties	$83,213	$35,605
Non-real estate depreciation and amortization	217	217
Deferred financing fees amortization	2,071	1,547
Share-based compensation expense to management and trustees	4,245	3,784
Amortization of above and below market leases, net and tenant allowances	(87)	(96)
Maintenance capital expenditures (1)	(1,351)	(756)
Straight-lined rental revenue	(595)	(1,288)
Straight-lined ground sublease expense	248	84
Non-cash portion of mortgage and other financing income	(116)	(171)
AFFO available to common shareholders of EPR Properties	$87,845	$38,926

AFFO available to common shareholders of EPR Properties	$87,845	$38,926
Add: Preferred dividends for Series C preferred shares	1,938	—
Add: Preferred dividends for Series E preferred shares	1,939	—
Diluted AFFO available to common shareholders of EPR Properties	$91,722	$38,926

	Three Months Ended March 31,
	2022	2021
FFO per common share:
Basic	$1.09	$0.50
Diluted	1.09	0.50
FFOAA per common share:
Basic	$1.11	$0.48
Diluted	1.10	0.48
AFFO per common share:
Basic	$1.17	$0.52
Diluted	1.16	0.52
Shares used for computation (in thousands):
Basic	74,843	74,627
Diluted	75,047	74,669

Weighted average shares outstanding-diluted EPS	75,047	74,669
Effect of dilutive Series C preferred shares	2,241	—
Effect of dilutive Series E preferred shares	1,664	—
Adjusted weighted average shares outstanding-diluted Series C and Series E	78,952	74,669
Other financial information:
Dividends per common share	$0.7750	$—

(1) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The additional common shares that would result from the conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares for the three months ended March 31, 2021, and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted FFO, FFOAA and AFFO per share because the effect is anti-dilutive. The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO for the three months ended March 31, 2022. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income (loss), computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (loss) (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	March 31,
	2022	2021
Net Debt:
Debt	$2,805,853	$3,171,193
Deferred financing costs, net	35,376	35,036
Cash and cash equivalents	(323,761)	(538,077)
Net Debt	$2,517,468	$2,668,152

Gross Assets:
Total Assets	$5,818,070	$6,208,102
Accumulated depreciation	1,206,317	1,101,727
Cash and cash equivalents	(323,761)	(538,077)
Gross Assets	$6,700,626	$6,771,752

Net Debt to Gross Assets Ratio	38%	39%

	Three Months Ended March 31,
	2022	2021
EBITDAre and Adjusted EBITDAre:
Net income	$42,192	$3,380
Interest expense, net	33,260	39,194
Income tax expense	318	407
Depreciation and amortization	40,044	40,326
Gain on sale of real estate	—	(201)
Impairment of real estate investments, net	4,351	—
Costs associated with loan refinancing or payoff	—	241
Allocated share of joint venture depreciation	1,487	354
Allocated share of joint venture interest expense	1,121	789
EBITDAre	$122,773	$84,490

Gain on insurance recovery (1)	(552)	(30)
Transaction costs	2,247	548
Credit loss benefit	(306)	(2,762)
Adjusted EBITDAre	$124,162	$82,246

Adjusted EBITDAre (annualized) (2)	$496,648	Footnote 3

Net Debt/Adjusted EBITDA Ratio	5.1	Footnote 3

(1) Included in other income in the accompanying consolidated statements of income (loss) and comprehensive income for the quarter. Other income includes the following:
	Three Months Ended March 31,
	2022	2021
Income from settlement of foreign currency swap contracts	$45	$52
Gain on insurance recovery	552	30
Operating income from operated properties	8,648	295
Miscellaneous income	60	301
Other income	$9,305	$678

(2) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount.
(3) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total investments to total assets (computed in accordance with GAAP) is included in the following table (unaudited, in thousands):

	March 31, 2022	December 31, 2021
Total Investments:
Real estate investments, net of accumulated depreciation	$4,738,887	$4,713,091
Add back accumulated depreciation on real estate investments	1,206,317	1,167,734
Land held for development	20,168	20,168
Property under development	10,885	42,362
Mortgage notes and related accrued interest receivable	370,021	370,159
Investment in joint ventures	36,564	36,670
Intangible assets, gross (1)	60,109	57,962
Notes receivable and related accrued interest receivable, net (1)	7,222	7,254
Total investments	$6,450,173	$6,415,400

Total investments	$6,450,173	$6,415,400
Operating lease right-of-use assets	177,174	180,808
Cash and cash equivalents	323,761	288,822
Restricted cash	2,956	1,079
Accounts receivable	60,704	78,073
Less: accumulated depreciation on real estate investments	(1,206,317)	(1,167,734)
Less: accumulated amortization on intangible assets (1)	(20,976)	(20,163)
Prepaid expenses and other current assets (1)	30,595	24,865
Total assets	$5,818,070	$5,801,150

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	March 31, 2022	December 31, 2021
Intangible assets, gross	$60,109	$57,962
Less: accumulated amortization on intangible assets	(20,976)	(20,163)
Notes receivable and related accrued interest receivable, net	7,222	7,254
Prepaid expenses and other current assets	30,595	24,865
Total other assets	$76,950	$69,918
About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com